Exhibit 99.1

NEWS RELEASE

CONTACTS:	Allergan:
Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Mark Marmur
(862) 261-7558

Allergan to Acquire Acelity L.P. Inc.’s LifeCell Corporation

for $2.9 Billion

–	Entry into Regenerative Medicine Creates a World-Class Aesthetic and Regenerative Medicine Business in Plastic Surgery –

–	Immediately Accretive Acquisition Expected to Generate ~$450 Million in Revenues, ~75% Gross Margin and ~40% Operating Margin in 2016 –

–	Key Products Include ALLODERM® and STRATTICE™ Tissue Matrices Commonly Used in Breast Reconstruction and Abdominal Wall Surgeries –

DUBLIN, IRELAND – December 20, 2016 – Allergan plc (NYSE: AGN), a leading global biopharmaceutical company, and Acelity today announced that they have entered into a definitive agreement under which Allergan has agreed to acquire the regenerative medicines company LifeCell for $2.9 billion in cash, subject to customary adjustments.

The acquisition combines LifeCell’s novel, regenerative medicines business, including its high-quality and durable portfolio of dermal matrix products with Allergan’s leading portfolio of medical aesthetics, breast implants and tissue expanders. Together, these product lines will create a world class aesthetic and regenerative medicine business providing significant opportunity to enhance the overall product offering for plastic and general surgery customers globally. Allergan anticipates the LifeCell assets will generate approximately $450 million in 2016 revenue, growing at a mid-single digit rate, approximately 75% gross margin and approximately 40% operating margin in 2016.

LifeCell’s commercial portfolio features Acellular Dermal Matrices, commonly used in breast reconstruction procedures and complex hernia surgeries to provide soft tissue support. Key products include ALLODERM®, a human allograft tissue matrix which allows for a strong, intact repair in challenging procedures and is intended to be used for repair or replacement of damaged or inadequate soft tissue, including breast reconstruction post-mastectomy; and REVOLVE™, a single use high-volume fat grafting device that uses patients’ own fat to enhance volume in plastic and reconstructive procedures. Additionally, LifeCell markets STRATTICE™, a porcine based tissue matrix used in complex abdominal wall repair and for the surgical repair of damaged or ruptured soft tissue. STRATTICE is considered the industry standard for challenging hernia repair. LifeCell has also developed ARTIA™, a porcine based tissue matrix which is approved and launched in some European markets.

In addition to its commercial products, upon close Allergan will also acquire LifeCell’s innovative manufacturing capabilities and its R&D operations, based in New Jersey.

“The acquisition of LifeCell is both strategically and financially compelling to Allergan and serves as our entry point into regenerative medicine as we create a world-class aesthetic and regenerative medicine business in plastic surgery. LifeCell’s regenerative medicine unit is a strong fit with our existing business and can be significantly strengthened with our infrastructure and global reach,” said Brent Saunders, Chairman and CEO of Allergan. “This acquisition is an immediately accretive investment that enhances our near-term and long-term growth profile with products that enjoy strong sales and are the leading choices for surgeons who rely on them for successful surgical procedures.”

“The LifeCell brand leads the industry for safety, efficacy and superior clinical results, and we are pleased to have found the perfect partner for LifeCell in Allergan,” said Joe Woody, Acelity President and Chief Executive Officer. “This transaction not only sets LifeCell up for continued success, but it also allows Acelity the ability to continue our own transformation with increased momentum and investments that focus on developing and commercializing advanced wound therapies and dressings in markets around the world.”

The number of reconstructive breast surgeries are growing, driven by procedures among breast cancer patients. Approximately 1 in 8 U.S. women will develop invasive breast cancer over the course of their lifetime,i and globally, breast cancer now represents 1 in 4 of all cancers in women.ii In 2016, an estimated 246,660 new cases of invasive breast cancer are expected to be diagnosed in women in the U.S.i Globally, an estimated 1.7 million new cases of breast cancer were diagnosed in 2012.iii In approximately one third of all breast cancer patients, a mastectomy is inevitable.iv In addition, among women diagnosed with a BRCA gene mutation, many will decide to opt for risk-reducing mastectomy as a way of managing their breast cancer risk.v In addition to chemotherapy, radiotherapy and mastectomy, reconstructive breast surgery is an integral part of cancer treatment — leading to a journey toward emotional and physical healing.

Allergan’s acquisition of LifeCell is subject to, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and fulfillment of certain other customary conditions to closing. Pending such approvals and fulfillment of other conditions, Allergan currently anticipates closing the transaction during the first half of 2017.

Guggenheim Securities and Barclays are serving as financial advisors to Allergan and Debevoise & Plimpton LLP is serving as Allergan’s lead legal counsel.

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing branded pharmaceuticals, devices and biologic products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, the Company’s R&D model, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. This approach has led to Allergan building one of the broadest development pipelines in the pharmaceutical industry with 70+ mid-to-late stage pipeline programs in development.

Our Company’s success is powered by our more than 16,000 global colleagues’ commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives everyday.

For more information, visit Allergan’s website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts, including with respect to Allergan’s acquisition of LifeCell are forward-looking statements that reflect Allergan’s current perspective of existing trends and information as of the date of this release. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting future clinical results based on prior clinical results; the timing or outcome of FDA approvals or actions, if any; successful integration of the LifeCell acquisition and the ability to realize the anticipate synergies and benefits of the LifeCell acquisition; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s and LifeCell’s products; difficulties or delays in manufacturing; the ability of Allergan to complete the acquisition of LifeCell; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (certain of such periodic public filings having been filed under the “Actavis plc” name). Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

[i]	BreastCancer.org. U.S. Breast Cancer Statistics. http://www.breastcancer.org/symptoms/understand_bc/statistics
ii	Breast Cancer Research Foundation. Global Breast Cancer Statistics. https://www.bcrfcure.org/breast-cancer-statistics
iii	World Cancer Research Fund International. http://www.wcrf.org/int/cancer-facts-figures/data-specific-cancers/breast-cancer-statistics
iv	Alliance in Reconstructive Surgery. http://airsfoundation.org/patient-education/
[v]	National Institutes of Health. National Cancer Institute. Surgery to Reduce the Risk of Breast Cancer. https://www.cancer.gov/types/breast/risk-reducing-surgery-fact-sheet